NSA    Netherland, Sewell
             & Associates, Inc.
Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference to our audit letters as of December 31, 2008, each of which is included in the Annual Report on Form 10-K of The Williams Companies for the year ended December 31, 2008. We also consent to the reference to us as experts in such Annual Report.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C. H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer
Dallas, Texas
February 17 2009